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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): AUGUST 29, 2001



                           ISIS PHARMACEUTICALS, INC.
               (Exact Name of Registrant as Specified in Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



          000-19125                                    330336973
    (Commission File No.)                  (IRS Employer Identification No.)



                               2292 FARADAY AVENUE
                               CARLSBAD, CA 92008
              (Address of Principal Executive Offices and Zip Code)



       Registrant's telephone number, including area code: (760) 931-9200



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


         Under the terms of a Securities Purchase Agreement between Isis Pharmaceuticals, Inc. and Eli Lilly and Company, on August 29, 2001, Lilly purchased 4,166,667 shares, or approximately nine percent (9%), of Isis' Common Stock at an aggregate purchase price of $75 million, or $18 per share. In addition, Lilly has committed to loan Isis $100 million to fund a research collaboration pursuant to a Collaboration Agreement between Isis and Lilly which provides for Isis and Lilly to collaborate over a four-year period for the discovery of antisense drugs for metabolic and inflammatory diseases. In connection with the research collaboration, the companies will use the Isis GeneTrove antisense technology to determine the functional role of human genes in disease and to identify genes as potential drug targets for the antisense drug discovery collaboration. The loan is repayable in cash or, at Isis' option, convertible into Isis Common Stock at a conversion price of $40 per share at the end of the research collaboration's term.

         Isis and Lilly also entered into a Development and License Agreement (the "License Agreement"), pursuant to which Lilly has licensed ISIS 3521, an antisense compound in early Phase III clinical trials for the treatment of non-small cell lung cancer. Under the License Agreement Lilly has obtained exclusive worldwide commercialization rights to ISIS 3521. For the license of ISIS 3521, Lilly has agreed to pay Isis $25 million in upfront fee. In addition, Lilly will reimburse Isis for the remaining Phase III development and registration costs. Isis may receive up to $50 million in milestone payments upon successful submissions and approvals of ISIS 3521 for the treatment of non-small cell lung cancer and royalties on product sales, as well as additional milestones and royalties for other indications. Isis may also receive licensing fees, milestones, royalties and other contingent payments based on the success of the gene functionalization and antisense drug discovery programs.

         The terms of the license, research and investment arrangements were determined in negotiations between Isis and Lilly and their respective representatives and were subject to approval of the United States Federal Antitrust Agencies.

ITEM 7.  EXHIBITS.

         2.1 Securities Purchase Agreement, dated August 17, 2001, between Isis Pharmaceuticals, Inc. and Eli Lilly and Company.

         2.2 Loan Agreement, dated August 17, 2001, between Isis Pharmaceuticals, Inc. and Eli Lilly and Company.

         2.3 Registration Rights and Standstill Agreement, dated August 17, 2001, between Isis Pharmaceuticals, Inc. and Eli Lilly and Company.

         2.4 Collaboration Agreement, dated August 17, 2001, between Isis Pharmaceuticals, Inc. and Eli Lilly and Company. (Certain confidential information deleted)

         2.5 Development and License Agreement, dated August 14, 2001, between Isis Pharmaceuticals, Inc. and Eli Lilly and Company. (Certain confidential

                                      1.
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                  information deleted)

         2.6 Isis 3521 Clinical Supply Agreement, dated August 29, 2001, between Isis Pharmaceuticals, Inc. and Eli Lilly and Company, which is Exhibit B to the Development and License Agreement dated August 14, 2001 (i.e., Exhibit 2.5). (Certain confidential information deleted)

         99.1     Press Release dated August 22, 2001.


                                      2.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      ISIS PHARMACEUTICALS, INC.



Dated:  August 29, 2001               By:/s/ B. LYNNE PARSHALL
                                         ---------------------------------------
                                          B. LYNNE PARSHALL
                                          Executive Vice President,
                                          Chief Financial Officer and Secretary


                                      3.
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                                INDEX TO EXHIBITS



         2.1 Securities Purchase Agreement, dated August 17, 2001, between Isis Pharmaceuticals, Inc. and Eli Lilly and Company.

         2.2 Loan Agreement, dated August 17, 2001, between Isis Pharmaceuticals, Inc. and Eli Lilly and Company.

         2.3 Registration Rights and Standstill Agreement, dated August 17, 2001, between Isis Pharmaceuticals, Inc. and Eli Lilly and Company.

         2.4 Collaboration Agreement, dated August 17, 2001, between Isis Pharmaceuticals, Inc. and Eli Lilly and Company. (Certain confidential information deleted)

         2.5 Development and License Agreement, dated August 14, 2001, between Isis Pharmaceuticals, Inc. and Eli Lilly and Company. (Certain confidential information deleted)

         2.6 Isis 3521 Clinical Supply Agreement, dated August 29, 2001, between Isis Pharmaceuticals, Inc. and Eli Lilly and Company, which is Exhibit B to the Development and License Agreement dated August 14, 2001 (i.e., Exhibit 2.5). (Certain confidential information deleted)

         99.1     Press Release dated August 22, 2001.


                                      4.